Exhibit 10.1

WARRANT CANCELLATION, WAIVER AND RELEASE AGREEMENT

This Warrant Cancellation, Waiver and Release Agreement (this “Agreement”) is made and entered into as of [●], 2026, by and between Australian Oilseeds Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the undersigned holder (the “Holder”).

RECITALS

WHEREAS, on January 29, 2026, the Company entered into a securities purchase agreement (the “First SPA”) with certain accredited investors for a private placement of up to 2,000,000 units at a purchase price of US$1.00 per unit, each unit consisting of (i) one Class A ordinary share of the Company, par value US$0.0001 per share (the “Ordinary Shares”), and (ii) one warrant to purchase up to two Ordinary Shares at an exercise price of US$2.00 per share (the “First Tranche Warrants”), which private placement closed on March 6, 2026;

WHEREAS, on March 25, 2026, the Company entered into a securities purchase agreement (the “Second SPA”, and together with the First SPA, the “SPAs”) with certain accredited investors, non-US Persons and other qualified purchasers for a private placement of up to 16,800,000 units at a purchase price of US$0.50 per unit, each unit consisting of (i) one Ordinary Share and (ii) one warrant to purchase up to two Ordinary Shares at an exercise price of US$0.70 per share (the “Second Tranche Warrants”, and together with the First Tranche Warrants, the “PIPE Warrants”), which private placement closed on April 17, 2026;

WHEREAS, the Holder is the sole record and beneficial owner of the warrants set forth on Schedule I hereto (collectively, the “Warrants”), none of which has been exercised, in whole or in part;

WHEREAS, the Company and the Holder desire to cancel and terminate the Warrants in their entirety, and the Holder is willing to voluntarily surrender the Warrants for cancellation and to waive and release all of its rights thereunder, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, waivers and releases contained herein[, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged], the parties hereto, intending to be legally bound, agree as follows:

1. Cancellation of Warrants.

Effective as of the date hereof (the “Effective Time”), each Warrant, and all rights, entitlements and interests of the Holder thereunder (including any right to purchase or otherwise acquire Ordinary Shares thereunder), shall be, and hereby is, irrevocably surrendered by the Holder to the Company and cancelled, terminated and extinguished in its entirety, without any further action by either party, and each Warrant shall thereupon be void and of no further force or effect. From and after the Effective Time, no Ordinary Shares shall be issuable under any Warrant, and neither party shall have any further rights, obligations or liabilities under any Warrant. The Holder shall promptly deliver to the Company (or its transfer agent) for cancellation the original certificate(s) or other instrument(s) representing the Warrants, if any, or, if any such certificate or instrument has been lost, stolen or destroyed, a customary affidavit of loss and indemnity in form reasonably satisfactory to the Company; provided that any failure to so deliver shall not affect the cancellation of the Warrants at the Effective Time.

2. Waiver.

Effective as of the Effective Time, the Holder hereby irrevocably and unconditionally waives (a) any and all rights, powers, privileges, remedies and interests under or in respect of the Warrants, including any right to exercise the Warrants, any right to receive Ordinary Shares or other securities or property thereunder, any anti-dilution, adjustment or price-protection rights, and any right to notices thereunder; (b) any and all registration rights under or in respect of the SPAs or any other agreement solely to the extent relating to the Ordinary Shares issuable upon exercise of the Warrants; and (c) any breach, default or violation by the Company under the Warrants or, solely to the extent relating to the Warrants, the SPAs, whether arising before, at or after the Effective Time. For the avoidance of doubt, nothing in this Agreement shall affect the Ordinary Shares previously issued to the Holder pursuant to the SPAs, which shall remain issued and outstanding and unaffected by this Agreement.

3. Release.

Effective as of the Effective Time, the Holder, on behalf of itself and its affiliates, successors and assigns (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and its predecessors, successors, subsidiaries and affiliates, and each of their respective past and present directors, officers, employees, agents, advisors and representatives (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, suits, damages, liabilities and obligations of every kind and nature, at law or in equity, whether known or unknown, suspected or unsuspected, arising out of or relating to the Warrants or the cancellation thereof, from the beginning of time through the Effective Time; provided that nothing herein shall release (a) any rights of the Holder in respect of the Ordinary Shares previously issued to the Holder under the SPAs, (b) any rights or obligations under this Agreement, or (c) claims that may not be waived or released as a matter of law. The Company, on behalf of itself and its subsidiaries and affiliates, hereby likewise irrevocably and unconditionally releases the Holder and its affiliates, successors and assigns from any and all claims arising out of or relating to the Warrants or the cancellation thereof, from the beginning of time through the Effective Time, other than rights or obligations under this Agreement.

4. Representations and Warranties of the Holder.

The Holder hereby represents and warrants to the Company that: (a) the Holder is the sole record and beneficial owner of the Warrants set forth on Schedule I, free and clear of all liens, claims, encumbrances, options, rights of first refusal and restrictions of any kind (other than restrictions under applicable securities laws), and the Holder has not sold, assigned, transferred, pledged or otherwise disposed of any Warrant or any interest therein; (b) the Warrants set forth on Schedule I constitute all of the warrants of the Company held by the Holder that were issued pursuant to the SPAs, and no Warrant has been exercised in whole or in part; (c) the Holder has full power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (d) the Holder has had the opportunity to consult with its own legal, tax and financial advisors in connection with this Agreement, has made its own independent decision to enter into this Agreement, and is not relying on any representation, warranty or statement of the Company or any other person except as expressly set forth herein; and (e) the Holder acknowledges that the Company possesses or may possess material non-public information regarding the Company, and the Holder waives any claim based on the Company’s non-disclosure of any such information in connection with the transactions contemplated hereby.

5. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Holder that: (a) the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement have been duly authorized by the board of directors of the Company; and (c) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. Further Assurances.

Each party shall execute and deliver such further documents and instruments, and take such further actions, as the other party may reasonably request in order to evidence or effect the cancellation of the Warrants and the other transactions contemplated by this Agreement, including any documents or instructions reasonably required by the Company’s transfer agent, Transhare Corporation, or the Company’s registered office provider, to update the warrant register and the books and records of the Company to reflect such cancellation.

7. Governing Law; Jurisdiction.

This Agreement and all matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder, and irrevocably waives any objection to the laying of venue in, and any claim of inconvenient forum with respect to, any such court. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

8. Miscellaneous.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be amended, modified or waived except by an instrument in writing signed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect. This Agreement may be executed in counterparts (including by electronic or facsimile signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Cancellation, Waiver and Release Agreement as of the date first written above.

THE COMPANY:

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

By:
Name:
Title:

THE HOLDER:

[Name of Holder]

By:
Name:
Title:

Schedule I

Warrants Held by the Holder

Warrant(s) / Certificate No(s).	Issued pursuant to	Issuance Date	Number of Warrants	Exercise Price
[●]	Securities Purchase Agreement dated January 29, 2026	March 6, 2026	[●]	US$2.00
[●]	Securities Purchase Agreement dated March 25, 2026	April 17, 2026	[●]	US$0.70

5